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                                                                   Exhibit 10.13

                               FTP SOFTWARE, INC.

                               AMENDMENT NO. 1 TO
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     This Amendment No. 1 to the FTP Software, Inc. 1993 Non-Employee Directors' Stock Option Plan (the "Plan") is effective as of June 2, 1995. All capitalized terms used but not defined herein shall have the meanings specified in the Plan.

1.   Amendments to the Plan.
     -----------------------

     a. Paragraph b. of Section 8 of the Plan is hereby amended by deleting the parenthetical appearing in the fifth through seventh lines of such paragraph.

     b. Section 13 of the Plan is hereby amended by deleting the last sentence thereof and replacing such sentence with the following sentence:

     The Board may at any time or times amend this Plan for any purpose which may at the time be permitted by law, provided that (1) in no event shall any of the terms of this Plan of the type described in Rule 16b-3(c)(2)
     (ii)(A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder and (2) any amendment required to be approved by the shareholders of the Company pursuant to Rule 16b-3 under the Exchange Act in order for this Plan to qualify under such rule shall be subject to the shareholder approval requirements of such Rule.

2.   Status of Plan.
     ---------------

     Except as specifically amended hereby, the Plan shall continue in full force and effect. From and after the date hereof, all references in any agreements covering options granted under the Plan shall be deemed to be references to the Plan as amended hereby.